Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-3 of Turning Point Brands, Inc. of our report dated March 13, 2017 relating to the consolidated financial statements of Turning Point Brands, Inc., appearing in the Annual Report on Form 10-K of Turning Point Brands, Inc. and its subsidiaries for the year ended December 31, 2016.

We also consent to the reference to our firm under the heading “Experts” in this Registration Statement.

/s/ RSM US LLP

Greensboro, North Carolina

June 30, 2017